                                                                    EXHIBIT 10.8

                           NON-COMPETITION AGREEMENT

                 By signing below, I, Henry G. Luken, III (sometimes referred to hereinafter as the "Executive"), agree to the terms and conditions set forth in this agreement (the "Agreement") between me and New RES, Inc. (the "Company"). I am entering into this Agreement (a) in connection with, and as additional consideration for, the Company's acquisition, on the date hereof (the "Acquisition"), of all of the outstanding capital stock of Telco Communications Group, Inc. ("Telco") pursuant to an Agreement and Plan of Merger, dated as of June 5, 1997 (the "Merger Agreement") and (b) in accordance with the terms and conditions of Section 8.2(i) of the Merger Agreement. Immediately prior to the Acquisition, I was Chairman of Telco and beneficially owned __________ shares of common stock, no par value, of Telco (including, for this purpose, shares subject to options held by me).

                 1. Confidentiality. The Executive agrees that he will not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, other than in accordance with the Executive's duties as an employee of and on behalf of the Company, any confidential or proprietary information relating to the Company's (which shall include all affiliates of the Company) businesses, prospects, finances, operations, customers, properties or otherwise relating to its business or other trade secrets of the Company, it being acknowledged by the Executive that all such information regarding the business of the Company compiled or obtained by or furnished to the Executive while the Executive shall have been employed by or associated with the Company is confidential and/or proprietary information and the Company's exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information:

                          (A)     is clearly obtainable in the public domain;

                          (B) becomes obtainable in the public domain, except by reason of the breach by the Executive of the terms hereof or the breach of any third party of any obligation owed to the Company by such third party; or

                          (C) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

                 2.       Restricted Activities

                          (a)     For the period (the "Restricted Period")
commencing on the date hereof and ending on the later of (i) the fourth anniversary of the date hereof and (ii) the date which is two years following the date on which the Executive shall cease to be an employee or director of any of Telco, the Company or any of their affiliates, the Executive, without prior express written approval by the Board of Directors of the Company (the "Board of Directors"), agrees that he will not own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, or receive compensation from, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, (i) marketing or providing telecommunication services within the United States of a type that were, or were planned to be, provided by the Company or its affiliates at any time during the Restricted Period or (ii) marketing products or services by means of "network" or "multi-level" marketing; provided, however, that the beneficial and/or record ownership of not more than four and nine-tenths percent (4.9%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant.

                          (b)     During the Restricted Period, the Executive,
without express prior written approval from the Board of Directors of the Company, will not solicit any clients of the Company or any of its affiliates for any business of the Company or any of its affiliates, or engage the business of any clients of the Company or any of its affiliates or discuss with any employee of the Company or any of its affiliates the formation or operation of any business intended to compete with the Company or any of its affiliates.

                          (c)     During the Restricted Period, the Executive
will not solicit or induce any person who is an employee of the Company or any of its affiliates to terminate any relationship such person may have with the Company or any of its affiliates, nor shall the Executive during such period directly or indirectly engage, employ or compensate, or cause or permit any person with which the Executive may be affiliated, to engage, employ or compensate, any employee of the Company or any of its affiliates. The Executive hereby represents and warrants that the Executive has not entered into any agreement, understanding or arrangement with any employee of the Company or any of its affiliates pertaining to any business in which the Executive has participated or plans to participate, or to the employment, engagement or compensation of any such employee.

                          (d)     For the purposes of this Agreement, the term
"affiliate", when used in respect of the Company, shall mean each entity which controls, is controlled by, or is under common control with, the Company (including, without limitation, all subsidiaries of the Company) and all licensees of the Company.

                          (e)     The Executive hereby acknowledges that
damages at law may be an insufficient remedy to the Company if the Executive violates the terms of this Agreement and that the Company shall suffer irreparable harm and shall be entitled to preliminary and/or permanent injunctive relief to restrain the breach of or otherwise to enforce through specific performance any of the covenants contained in this Agreement without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have.

                          (f)     The period of time during which the
provisions of this Agreement shall be in effect shall be extended by the length of time during which the Executive is in breach of the terms hereof.

                          (g)     The Executive agrees that the restrictions
contained in this Agreement are material to the Company and, but for the Executive's agreement to comply with such restrictions, the Company would not have entered into the Merger Agreement.

                          (h)     THE EXECUTIVE HAS CAREFULLY CONSIDERED THE
NATURE AND EXTENT OF THE RESTRICTIONS UPON HIM AND THE RIGHTS AND REMEDIES CONFERRED UPON THE COMPANY HEREUNDER, AND HEREBY ACKNOWLEDGES AND AGREES THAT THE SAME ARE REASONABLE IN TIME AND TERRITORY, ARE DESIGNED TO ELIMINATE COMPETITION WHICH OTHERWISE WOULD BE UNFAIR TO THE COMPANY, DO NOT STIFLE THE INHERENT SKILL AND EXPERIENCE OF THE EXECUTIVE, WOULD NOT OPERATE AS A BAR TO THE EXECUTIVE'S SOLE MEANS OF SUPPORT, ARE FULLY REQUIRED TO PROTECT THE LEGITIMATE INTERESTS OF THE COMPANY AND DO NOT CONFER A BENEFIT UPON THE COMPANY DISPROPORTIONATE TO THE DETRIMENT TO THE EXECUTIVE.

                 3. Governing Law; Construction. This Agreement has been executed and delivered in the State of Texas and its validity, interpretation, performance and enforcement shall be governed by the internal laws of that state, without regard to its rules concerning conflict of laws. The construction and interpretation of this Agreement shall not be strictly construed against the drafter.

                 4. Arbitration. (a) Except as provided herein, any controversy, dispute or claim arising out of or relating to this Agreement, its performance or the breach hereof (an "Arbitrable Dispute") which cannot be settled by mutual agreement shall be finally settled by arbitration as follows:
Either party hereto (a "Party") who is aggrieved shall deliver a notice to the other Party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice shall be submitted to arbitration before a single arbitrator ("Arbitrator") appointed in accordance with JAMS/Endispute's Comprehensive Arbitration Rules and Procedures (the "Rules"), modified only as herein expressly provided. The place of the arbitration shall be Dallas, Texas. The Arbitrator may enter a default decision against any Party who fails to participate in the arbitration proceedings. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16 (the "Act"). If there is any conflict between either the Rules and the terms of this Section 4, or the Act and this
Section 4, then the terms of this Section 4 shall control. The decision of the Arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The prevailing party in any such arbitration shall be entitled to reimbursement of the reasonable costs and expenses incurred in connection therewith from the other party. The Arbitrator shall not have the authority to award punitive damages. The Parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either Party with respect to this Agreement, other than (i) actions to compel a party to comply with these dispute resolution procedures;
(ii) actions specified in this Section 4, or (iii) post-arbitration actions seeking to enforce an arbitration award. The Parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof. The procedures specified in this Section 4 shall be the sole and exclusive procedures for the resolution of an Arbitrable Dispute; provided, however, that prior to the appointment of an Arbitrator as provided for above, a party, without prejudice to these procedures, may seek a temporary restraining order, preliminary injunction, or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Under no circumstances, however, shall the court be authorized to award money damages. Any claim shall be time-barred unless the asserting party commences an arbitration proceeding with respect to such claim within the time limit for commencement of litigation specified by applicable law for such claim.

                 (b) The parties subject to this Agreement further agree that the scope and meaning of this Section 4, including the issue of whether a dispute is arbitrable, and the scope and meaning of any other sections or provisions of this Agreement, shall be determined by the Arbitrator and not by any judicial body, tribunal or forum and that the decision of the Arbitrator in this and all other matters presented to him or her for arbitration as provided in this Section 4 shall be final and binding.

                 (c) The Arbitrator is authorized to award injunctive relief, including mandatory or prohibitory injunctions and restraining orders after notice (including in the absence of a party), and specifically including orders of specific performance to pay money, and all such orders shall be immediately enforceable in any court of competent jurisdiction.


                 5. Separability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction or the Arbitrator determines any restriction herein to be unreasonable in any respect, such court or the Arbitrator may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

                 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to the Executive:      Henry G. Luken, III

                          ----------------------------

                          ----------------------------
                          Telephone:
                          Facsimile:

with a copy to:
                          ----------------------------

                          ----------------------------
                          Telephone:
                          Facsimile:
                          Attention:

If to the Company:        New RES, Inc.
                          8750 North Central Expressway
                          Dallas, Texas  75231
                          Telephone: (214) 863-8000
                          Facsimile: (214) 863-8985
                          Attention:

with a copy to:           Weil, Gotshal & Manges LLP
                          767 Fifth Avenue
                          New York, New York  10153
                          Telephone:  (212) 310-8000
                          Facsimile:  (212) 310-8007
                          Attention:  Howard Chatzinoff, Esq. and
                                      Frederick S. Green, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                 8. Assignability and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. The obligations of the parties hereto may not be delegated, and any attempted delegation shall be null and void and without effect.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ______ day of _____________, 199 .


                                        NEW RES, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                        ---------------------------------------
                                                  Henry G. Luken, III